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For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Scott Eckstein
Chairman & CEO	Analysts/Investors
(312) 346-8100	(212) 827-3766
seckstein@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, APRIL 26, 2012

OLD REPUBLIC REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

CHICAGO – April 26, 2012 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the first quarter 2012:

Financial Highlights
(Unaudited; All amounts in this report are in millions except per share data and percentages)

	Quarters Ended March 31,
	2012	2011	Change
Operating Revenues	$1,155.1	$1,123.0	2.9%
Net Operating Income (Loss)	(1.4))	(17.1)	91.8
Net Income (Loss)	$.4	$(12.9)	103.7%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.01))	$(0.07))	85.7%
Net Income (Loss)	$-	$(0.05))	100.0%

Cash Dividends Per Share	$0.1775	$0.1750	1.4%
Ending Book Value Per Share	$14.74	$15.87	-7.1%

Consolidated first quarter operating results were at near break-even compared with last year’s loss-burdened first and fourth quarters. 2012’s first quarter reflected greater earnings contributions by Old Republic’s general and title insurance groups, and lower operating losses from the mortgage guaranty line. Consolidated net investment income was down as market yields on investment and re-investment of funds remained at very low levels.

Old Republic International Corporation

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below.

	Quarters Ended March 31,
	2012	2011
Operating revenues:
General insurance	$657.9	$625.5
Mortgage guaranty	120.2	131.2
Title insurance	362.2	339.9
Corporate and other	14.6	26.2
Total	$1,155.1	$1,123.0
Pretax operating income (loss):
General insurance	$71.0	$68.5
Mortgage guaranty	(81.8)	(101.1)
Title insurance	9.4	2.6
Corporate and other	(4.2)	(1.3)
Sub-total	(5.6)	(31.4)
Realized investment gains (losses):
From sales	2.9	6.4
From impairments	-	-
Net realized investment gains (losses)	2.9	6.4
Consolidated pretax income (loss)	(2.6)	(24.9)
Income taxes (credits)	(3.1)	(11.9)
Net income (loss)	$0.4	$(12.9)

Consolidated underwriting ratio:
Benefits and claim ratio	59.4%	63.8%
Expense ratio	47.6	47.0
Composite ratio	107.0%	110.8%

Diluted earnings per share:
Net operating income (loss)	$(0.01)	$(0.07)
Net realized investment gains (losses)	0.01	0.02
Net income (loss)	$-	$(0.05)

Cash dividends paid per share	$0.1775	$0.1750

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.19	$0.19
Mortgage guaranty	(0.21)	(0.26)
Title insurance	0.02	0.01
Corporate and other	(0.01)	(0.01)
Subtotal	(0.01)	(0.07)
Net realized investment gains (losses)	0.01	0.02
Net income (loss)	$-	$(0.05)

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

Old Republic International Corporation

The preceding tables show both operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The composition of realized gains or losses follows:

	Quarters Ended
	March 31,
	2012	2011
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$-	$-
Accounting adjustment for impairment
charges taken in prior periods	-	0.4
Net amount included herein	-	0.4
Net realized gains from sales of all other securities	2.9	6.0
Net gain (loss) from actual sales	2.9	6.4
Net realized losses from impairments	-	-
Net realized investment gains (losses) reported herein	$2.9	$6.4

General Insurance Results – Operating earnings in the year’s first quarter benefited from moderately better underwriting results. Key indicators of quarter-over-quarter performance are shown in this next table:

	General Insurance Group
	Quarters Ended March 31,
	2012	2011	Change
Net premiums earned	$561.0	$532.3	5.4%
Net investment income	66.6	66.4	0.4
Benefits and claim costs	400.2	389.7	2.7
Pretax operating income (loss)	$71.0	$68.5	3.6%

Claim ratio	71.3%	73.2%
Expense ratio	26.1	24.9
Composite ratio	97.4%	98.1%

Favorable premium trends in workers’ compensation and liability insurance lines in Old Republic's construction, trucking, and large account risk management business were most responsible for first quarter 2012 premium growth of 5.4 percent. Key underlying factors in this outcome were the moderate rate improvements obtained in the past fifteen months or so, and the hesitant but nonetheless strengthening pace of U.S. economic activity.

As the above table shows, this year’s first quarter composite underwriting ratio of 97.4 percent was in line with the 98.1 percent and 96.9 percent posted in the first quarter and full year 2011, respectively. The latest quarter’s results were enhanced by the better performance of the run-off consumer credit indemnity ("CCI") line, but diminished by a charge related to previously deferred policy acquisition costs ("DAC"). CCI underwriting losses impacted the overall composite ratio by 1.7 and 4.1 percentage points in the initial quarters of 2012 and 2011, respectively; for all of 2011 the impact amounted to 2.5 percentage points. The DAC charge stemmed from new accounting guidance issued by the Financial Accounting Standards Board which became effective on January 1, 2012. The prospective adoption of this guidance beginning in this year’s first quarter added approximately $10.5 to sales and operating expenses with a consequent increase of 1.9 percentage points in the composite underwriting ratio. The combined effects of CCI results and the DAC adjustment on the above summary table were as follows:

Old Republic International Corporation

			Year Ended
	Quarters Ended March 31,		December 31,
	2012	2011	2011
Net premiums earned:
As reported	$561.0	$532.3	$2,167.7
Excluding CCI premiums	$548.9	$511.4	$2,109.4
Composite underwriting ratio:
As reported	97.4%	98.1%	96.9%
Excluding CCI results and the DAC adjustment(*)	93.8%	94.0%	94.4%

(*)	The DAC adjustment is expected to affect general insurance operations in varying degrees for each quarterly period of 2012 as premiums are earned.

In mid-March 2012 Old Republic announced that the CCI division would be combined with its mortgage guaranty segment. The combination will most likely be completed in this year’s second quarter.

Mortgage Guaranty Results – Operating performance in this year’s first quarter reflected lower claim cost ratios when compared with those registered in the same period of 2011 and all of last year. Key indicators of this segment’s performance are shown in this next table:

	Mortgage Guaranty Group
	Quarters Ended March 31,
	2012	2011	Change
Net premiums earned	$103.2	$113.9	-9.4%
Net investment income	10.3	16.6	-37.9
Claim costs	179.3	212.7	-15.7
Pretax operating income (loss)	$(81.8)	$(101.1)	19.1%

Claim ratio	173.6%	186.7%
Expense ratio	13.6	15.1
Composite ratio	187.2%	201.8%

Mortgage guaranty earned premiums for 2012 continued to decline. The 9.4 percent quarter-over-quarter reduction in the top line was mostly due to the gradual depletion of a book of business in run-off operating mode, and to premium refunds from claim rescission activity. Last year’s first quarter earned premiums reflected a decline of 16.4 percent even though the Company was still actively engaged in new business production, albeit at a much reduced level than existed during pre-recessionary years.

Net investment income declined due to a lower invested asset base driven by the aggregate effects of lower premium volume and claim disbursements, together with the low yield environment affecting the investment portfolio.

Claim costs for this year’s first quarter were 15.7 percent lower year-over-year as the continued downward trend in newly reported cases, relatively stable cure rates, and lower paid claims, more than offset on-going declines in claim rescission and denial activity. The group’s claim ratio improved moderately to 173.6 percent in comparison to 186.7 percent posted in 2011’s initial quarter. The following table shows the composition of incurred claim costs:

Old Republic International Corporation

	Mortgage Guaranty Group
	Quarters Ended
	March 31,
	2012	2011
Components of incurred claim ratio as a
percent of earned premiums:
Paid claims:
Excluding captive and pool transactions	222.5%	253.0%
Captive and pool transactions	-	-0.3
Paid claim ratio	222.5	252.7
Claim reserve provisions:
Excluding captive and pool transactions	-48.9	-66.1
Captive and pool transactions	-	0.1
Claim reserve provision ratio	-48.9	-66.0
Incurred claim ratio: as reported	173.6%	186.7%

As reported in earlier periods, the Company’s flagship mortgage guaranty insurance carrier, Republic Mortgage Insurance Company ("RMIC"), had been operating pursuant to a waiver of minimum state regulatory capital requirements since late 2009. This waiver expired on August 31, 2011. As a consequence, underwriting of new policies ceased and the existing book of business was placed in run-off operating mode. Afterwards, on January 19, 2012, RMIC received a Summary Order ("Order") from the North Carolina Department of Insurance placing the Company under supervision. Among other considerations, the Order instructed RMIC to reduce the cash payment on all claims by 50 percent during an initial period not to exceed one year. The remaining 50 percent deferred payment obligation ("DPO") is to be included in RMIC's statutory capital and will be paid at a future date if and when necessary funds are available.

The Company utilizes a proprietary standard model to forecast and evaluate the potential long-term performance of its book of business. Of necessity, the model takes into account actual premium and claim experience of prior periods, as well as a large number of assumptions and judgments about future outcomes that are highly sensitive to a wide range of estimates. Many of these relate to matters over which the Company has no control, including: 1) The conflicted interests, as well as the varying mortgage servicing and foreclosure practices of a large number of insured lending institutions; 2) General economic and industry-specific trends and events; and 3) The evolving or future social and economic policies of the U.S. Government vis-à-vis such critical sectors as the banking, mortgage lending, and housing industries, as well as its policies for resolving the insolvencies and future role of Fannie Mae and Freddie Mac.

These matters notwithstanding, the Company’s standard model of forecasted results extending through 2020 continues to reflect ultimate profitability for the book of business. While the establishment of a premium deficiency reserve is therefore unwarranted, the model nonetheless contemplates that results for years 2012-2013 will more likely than not reflect an operating loss far in excess of RMIC’s statutory capital balance. As long as the Order remains in place, the claim cost attenuation enabled by the DPO treatment should mitigate or nullify the adverse effect of accentuated claim costs on the statutory capital balance.

Old Republic International Corporation

As already noted, in March of this year Old Republic announced that it was combining its CCI division with its Mortgage Guaranty ("MI") segment. The two operations offer similar insurance coverages, share the same senior management leadership, and have been operating in run-off mode since 2008 and August 2011, respectively. Concurrent with this action, the Old Republic Mortgage Guaranty Group ("ORMGG") was re-named as the Republic Financial Indemnity Group, Inc. ("RFIG"). RFIG will include a credit indemnity insurer, three existing mortgage insurers, and four related services entities, all of which will be separately held.

The recessionary conditions in U.S. housing finance that first emerged in 2007 have erased the long-term profitability of the MI and CCI insurance coverages and led to substantial losses. As a result, capital funds identified with these lines at year-end 2006 have been fully depleted. While Old Republic maintains a long-term strategic interest in these lines, it has stopped additional capital funding for them since they no longer meet its enterprise risk management disciplines and business diversification objectives. Accordingly, the run-off will devolve within constraints of Old Republic's currently committed capital resources to RFIG. As of March 31, 2012 the total statutory capital, inclusive of accumulated DPO balances of $92.7, for the segment's three mortgage insurance subsidiaries was approximately $165.5. As of the same date, the segment's GAAP capitalization amounted to $160.3, and consisted of long term debt of $180.0 due to the ORI parent company, and a common equity account deficit of ($19.7).

In consideration of all these factors and circumstances, Old Republic's management and board of directors have concluded that a necessary future recapitalization of the combined businesses can best be effected by separating these operations from the ORI holding company. Combining the MI and CCI lines, while maintaining their separateness within RFIG, provides the corporate structure to achieve this objective in the near term.

Title Insurance Results – Old Republic's title insurance business reflected further positive operating momentum during this year's first three months. Key performance indicators are shown below:

	Title Insurance Group
	Quarters Ended March 31,
	2012	2011	Change
Net premiums and fees earned	$355.0	$332.8	6.7%
Net investment income	6.7	6.6	1.7
Claim costs	25.6	26.0	-1.3
Pretax operating income (loss)	$9.4	$2.6	260.0%

Claim ratio	7.2%	7.8%
Expense ratio	91.5	93.0
Composite ratio	98.7%	100.8%

Growth in premiums and fees benefitted from a combination of factors. Key among these have been market share gains emanating from title industry dislocations and consolidation during the past three years or so, and greater levels of refinancing activity in more recent times. The first quarter 2012 claim ratio was lower in relation to 2011 as claim frequency and severity abated somewhat. Year-over-year expense ratio comparisons benefitted from continued rationalization of the expense structure.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and health insurance business and the net costs associated with the parent holding company and its internal services subsidiaries produced losses for both 2012 and 2011 quarterly periods. Variations in the results posted by these relatively minor elements of Old Republic's operations usually stem from volatility inherent to the small scale of the life and health business, fluctuations in the costs of external debt, and net interest expenses on intra-system financing arrangements. The combination of these results is shown in the following table:

	Corporate and Other Operations
	Quarters Ended March 31,
	2012	2011	Change
Life & health premiums earned	$18.2	$23.8	-23.5%
Net investment income	2.0	1.7	17.2
Other income	(5.7)	0.6	N/M
Benefits and claim costs	11.3	11.6	-3.3
Insurance expenses	8.0	12.6	-36.2
Corporate and other expenses-net	(0.4)	3.2	-115.0
Pretax operating income (loss)	$(4.2)	$(1.3)	-206.9%

N/M: Not meaningful

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity account at the dates shown:

					% Change
		March 31,	Dec. 31,	March 31,	March '12/	March '12/
		2012	2011	2011	Dec '11	March '11
Cash and invested assets:	Fair value basis	$10,739.0	$10,685.2	$10,891.4	0.5%	-1.4%
	Original cost basis	$10,078.1	$10,081.8	$10,450.3	-%	-3.6%

Shareholders' equity:	Total	$3,773.3	$3,772.5	$4,050.1	-%	-6.8%
	Per common share	$14.74	$14.76	$15.87	-0.1%	-7.1%

Composition of shareholders' equity per share:
Equity before items below		$12.95	$13.13	$14.14	-1.4%	-8.4%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.79	1.63	1.73
Total		$14.74	$14.76	$15.87	-0.1%	-7.1%

Consolidated cash flow from operating activities was positive at $49.0 for this year's first quarter whereas a deficit of $52.1 was posted for the same period of 2011. Most of this year's cash flow emanated from general insurance group operations. Last year's deficit was driven by negative mortgage guaranty operating cash flows.

The consolidated investment portfolio reflects a current allocation of approximately 80 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. These are intended to assure solid funding of its insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

Old Republic International Corporation

The investment portfolio contains no significant direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As the next table shows, substantially all changes in the shareholders' equity account reflect the Company's net income or loss, dividend payments to shareholders, and any changes in the value of invested assets.

	Shareholders' Equity Per Share
	Quarters Ended March 31,
	2012	2011
Beginning balance	$14.76	$16.16
Changes in shareholders' equity:
Net operating income (loss)	(0.01)	(0.07)
Net realized investment gains (losses):
From sales	0.01	0.02
From impairments	-	-
Subtotal	0.01	0.02
Net unrealized investment gains (losses)	0.15	(0.09)
Total realized and unrealized investment gains (losses)	0.16	(0.07)
Cash dividends	(0.18)	(0.17)
Stock issuance, foreign exchange, and other transactions	0.01	0.02
Net change	(0.02)	(0.29)
Ending balance	$14.74	$15.87

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its first quarter 2012 performance and to review major operating trends and business developments. To access this call, please log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-870-5176, passcode 6843624, which will be available through May 3, 2012. The replay will also be available on Old Republic International's website through May 26, 2012.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $16.16 billion and common shareholders' equity of $3.77 billion, or $14.74 per share. Its current stock market valuation is approximately $2.69 billion, or $10.39 per share.

Old Republic International Corporation

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent times.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2011, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.1 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.3 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.8 percent per share, and the regular cash dividend has grown at a 10.0 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 94 companies, out of 10,000-plus publicly held U.S. corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Safe Harbor Statement

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		March 31,	December 31,	March 31,
	SUMMARY BALANCE SHEETS:	2012	2011	2011
	Assets:
	Cash and fixed maturity securities	$9,957.8	$9,962.5	$10,072.1
	Equity securities	642.9	580.8	666.8
	Other invested assets	138.2	141.7	152.4
	Cash and invested assets	10,739.0	10,685.2	10,891.4
	Accounts and premiums receivable	1,105.3	1,039.0	1,051.6
Federal income tax recoverable:	Current	77.5	73.5	40.5
	Deferred	99.8	116.7	74.8
	Reinsurance balances recoverable	3,254.0	3,243.9	3,246.6
	Prepaid federal income taxes	1.0	1.0	63.5
	Sundry assets	888.0	890.9	934.9
	Total	$16,164.8	$16,050.4	$16,303.6
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,617.2	$1,461.9	$1,462.4
	Benefit and claim reserves	8,725.1	8,786.6	8,722.0
	Debt	910.1	912.8	1,021.5
	Sundry liabilities	1,138.9	1,116.3	1,047.4
	Shareholders' equity	3,773.3	3,772.5	4,050.1
	Total	$16,164.8	$16,050.4	$16,303.6

		Quarters Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	March 31,		March 31,
		2012	2011	2012	2011
	Net premiums and fees earned	$1,037.5	$1,003.0	$4,084.6	$3,748.0
	Net investment income	85.8	91.5	359.0	374.2
	Other income	31.6	28.5	118.3	64.6
	Net realized investment gains (losses)	2.9	6.4	112.0	112.6
	Total revenues	1,158.0	1,129.5	4,674.0	4,299.7
	Benefits and claims	616.5	640.2	2,722.5	2,411.4
	Sales and other expenses	544.2	514.2	2,165.9	1,916.8
	Total expenses	1,160.7	1,154.4	4,888.4	4,328.2
	Pretax income (loss)	(2.6)	(24.9)	(214.4)	(28.5)
	Income taxes (credits)	(3.1)	(11.9)	(87.3)	(20.7)
	Net income (loss)	$.4	$(12.9)	$(127.0)	$(7.8)

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$-	$(.05)	$(.49)	$(.03)
	Diluted	$-	$(.05)	$(.49)	$(.03)
	Components of earnings per share:
	Basic, net operating income (loss)	$(.01)	$(.07)	$(.79)	$(.33)
	Realized investment gains (losses)	.01	.02	.30	.30
	Basic net income (loss)	$-	$(.05)	$(.49)	$(.03)
	Diluted, net operating income (loss)	$(.01)	$(.07)	$(.79)	$(.33)
	Realized investment gains (losses)	.01	.02	.30	.30
	Diluted net income (loss)	$-	$(.05)	$(.49)	$(.03)
	Cash dividends on common stock	$.1775	$.1750	$.7025	$.6925
	Book value per share			$14.74	$15.87
	Common shares outstanding:
	Average basic	255,473,634	254,769,513	255,224,798	245,649,706
	Average diluted	255,779,449	254,769,513	255,224,798	245,649,706
	Actual, end of period			255,942,646	255,223,642

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$.4	$(12.9)	$(127.0)	$(7.8)
	Post-tax net unrealized gains (losses)	37.4	(22.9)	67.9	(32.7)
	Other adjustments	5.1	5.5	(51.0)	5.9
	Net adjustments	42.6	(17.3)	16.9	(26.8)
	Comprehensive income (loss)	$43.1	$(30.3)	$(110.1)	$(34.6)

Old Republic International Corporation

Old Republic International Corporation
Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended March 31, 2012

General	$561.0	$66.6	$30.1	$657.9	$400.2	$186.6	$586.8	$71.0	97.4%
Mortgage	103.2	10.3	6.6	120.2	179.3	22.7	202.0	(81.8)	187.2
Title	355.0	6.7	.4	362.2	25.6	327.1	352.8	9.4	98.7
Other	18.2	2.0	(5.7)	14.6	11.3	7.5	18.8	(4.2)	-
Consolidated	$1,037.5	$85.8	$31.6	$1,155.1	$616.5	$544.2	$1,160.7	$(5.6)	107.0%

Quarter Ended March 31, 2011

General	$532.3	$66.4	$26.8	$625.5	$389.7	$167.2	$557.0	$68.5	98.1%
Mortgage	113.9	16.6	.5	131.2	212.7	19.6	232.4	(101.1)	201.8
Title	332.8	6.6	.4	339.9	26.0	311.3	337.3	2.6	100.8
Other	23.8	1.7	.6	26.2	11.6	15.9	27.6	(1.3)	-
Consolidated	$1,003.0	$91.5	$28.5	$1,123.0	$640.2	$514.2	$1,154.4	$(31.4)	110.8%

Fiscal Twelve Months Ended March 31, 2012

General	$2,196.4	$270.8	$112.1	$2,579.4	$1,555.3	$717.2	$2,272.5	$306.8	96.8%
Mortgage	434.2	52.9	8.0	495.2	1,023.7	130.3	1,154.0	(658.8)	259.5
Title	1,384.6	27.4	1.9	1,414.1	105.3	1,265.6	1,371.0	43.0	98.4
Other	69.3	7.7	(3.8)	73.2	38.1	52.6	90.7	(17.5)	-
Consolidated	$4,084.6	$359.0	$118.3	$4,561.9	$2,722.5	$2,165.9	$4,888.4	$(326.5)	114.8%

Fiscal Twelve Months Ended March 31, 2011

General	$1,902.7	$261.9	$56.7	$2,221.3	$1,460.8	$588.5	$2,049.3	$172.0	102.9%
Mortgage	476.5	78.5	4.1	559.1	805.6	81.4	887.0	(327.8)	183.9
Title	1,288.6	26.6	1.5	1,316.7	104.1	1,191.9	1,296.0	20.7	100.0
Other	80.1	7.2	2.3	89.7	40.8	54.9	95.8	(6.0)	-
Consolidated	$3,748.0	$374.2	$64.6	$4,187.0	$2,411.4	$1,916.8	$4,328.2	$(141.2)	112.2%

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2011 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com